UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SHARING ECONOMY INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	90-0648920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 9 Yanyu Middle Road Qianzhou Village, Huishan District, Wuxi City Jiangsu Province, People’s Republic of China	214181
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-188142

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 per share

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Description of Common Stock” in the Prospectus Supplement dated July 18, 2016 filed pursuant to Rule 424(B)(5) on July 18, 2016 (incorporating the description under the heading “Description of Capital Stock – Common Stock” from the prospectus dated June 13, 2013 for which it acts as a supplement) relating to the Registration Statement on Form S-3 (File No. 333-188142) to which this Registration Statement relates.

Item 2.	Exhibits.

(a) Exhibits

Exhibit Number	Description of Exhibit
3.1 *	Articles of Incorporation
3.2 **	Bylaws
4.2 ***	Specimen Common Stock Certificate

*	Incorporated by reference to the exhibit of the same number filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

**	Incorporated by reference to the exhibit of the same number filed with the Registrant’s Current Report on Form 8-K on August 9, 2012

***	Filed herewith

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SHARING ECONOMY INTERNATIONAL INC.

Date: December 4, 2018	By:	/s/ Jianhua Wu
Name: Jianhua Wu
Title: Chief Executive Officer

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